Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

SharpLink Gaming, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rule 457(c)	76,319,345 (1)(2)	$33.90	(3)	$2,587,225,795.5	(3)	$153.10 per $1,000,000	$396,104.26

	Total Offering Amounts						$2,587,225,795.5			$396,104.26
	Total Fees Previously Paid									-
	Total Fee Offsets									-
	Net Fee Due									$396,104.26

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s common stock, par value $0.0001 (“Common Stock”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock.

(2)	The 76,319,345 shares of Common Stock consist of (i) 58,699,760 shares of the Common Stock issued to the investors of the PIPE Offering, (ii) 10,400,533 shares of common stock issuable upon the exercise of pre-funded warrants to purchase shares of Common Stock with an exercise price per share equal to $0.0001, (iii) 3,455,019 shares of Common Stock issuable upon exercise of strategic advisor warrants to purchase shares of Common Stock, and (iv) 764,013 shares of Common Stock issuable upon exercise of placement agent warrants to purchase shares of Common Stock.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of common stock of SharpLink Gaming, Inc. as reported on the Nasdaq Capital Market on June 10, 2025, which was $33.90 per share.